AGREEMENT AND PLAN OF REORGANIZATION

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This AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 10, 2008, is between Summit Mutual Funds, Inc. on behalf of the Summit Money Market Fund, and Calvert Cash Reserves on behalf of the Institutional Prime Fund ("Calvert Institutional Prime Fund").

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This Agreement and Plan of Reorganization (the "Agreement" or "Plan") is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization and liquidation will consist of the transfer of all of the assets of Summit Money Market Fund to Calvert Institutional Prime Fund in exchange for shares of beneficial interest of Calvert Institutional Prime Fund, the assumption by Calvert Institutional Prime Fund of all known liabilities of the Summit Money Market Fund and the distribution of Calvert Institutional Prime Fund shares to the shareholders of Summit Money Market Fund in complete liquidation of Summit Money Market Fund, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. SHAREHOLDER APPROVAL

Approval by Shareholders. A meeting of the shareholders of Summit Money Market Fund shall be called and held for the purpose of acting on and authorizing the transactions contemplated in this Agreement. Calvert Institutional Prime Fund shall furnish to Summit Money Market Fund such data and information as shall be reasonably requested by Summit Money Market Fund for inclusion in the information to be furnished to its shareholders in connection with the meeting.

2. REORGANIZATION

(a) Plan of Reorganization. Summit Money Market Fund will convey, transfer, and deliver to Calvert Institutional Prime Fund all of the then-existing assets and property of Summit Money Market Fund including without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Summit Money Market Fund and any deferred or prepaid expenses shown as an assets on the books of the Summit Money Market Fund at the closing provided for in Section 2(c) of this Agreement (the "Closing"). In consideration thereof, Calvert Institutional Prime Fund agrees at the Closing:

(i) to deliver to Summit Money Market Fund in exchange for the assets, the number of full and fractional shares of common stock of Calvert Institutional Prime Fund ("Calvert Institutional Prime Fund Shares") to be determined as follows:

In accordance with Section 3 of this Agreement, the number of shares to be issued shall be determined by dividing the per share net asset value of Summit Money Market Fund Shares (rounded to the nearest millionth) by the net asset value per share of Calvert Institutional Prime Fund (rounded to the nearest millionth) and multiplying the quotient by the number of outstanding shares of Summit Money Market Fund as of the close of business on the Closing date (the "Closing Date"). It is expressly agreed that there will be no sales charge to Summit Money Market Fund, or to any of the shareholders of Summit Money Market Fund upon distribution of Calvert Institutional Prime Fund Shares to them; and

(b) Liabilities to be Assumed. Calvert Institutional Prime Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Summit Money Market Fund prepared on behalf of such Fund, as of the Valuation Date (as defined in Section 3(a)), in accordance with generally accepted accounting principles consistently applied from the prior audited period and certified by the Controller of Summit Money Market Fund. The Calvert Institutional Prime Fund shall assume only those liabilities of Summit Money Market Fund reflected in such Statement of Assets and Liabilities and shall not assume any other liabilities whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of Summit Money Market Fund.

(c) Closing and Effective Time of the Reorganization. The Closing shall occur at the Effective Time of the Reorganization, which shall be either:

(i) the later of the satisfaction of all representations and warranties contained herein, receipt of all necessary regulatory approvals, or the final adjournment of the meeting of shareholders of Summit Money Market Fund at which the Plan will be considered, or

(ii) such later date as the parties may mutually agree.

(d) On or as soon as practicable prior to the Closing Date, the Summit Money Market Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

3. VALUATION OF NET ASSETS

(a) The value of Summit Money Market Fund's net assets to be transferred to Calvert Institutional Prime Fund under this Agreement shall be computed as of the close of business (coinciding with the closing of the regular session of the New York Stock Exchange (NYSE) (normally 4:00 p.m. ET)) on the business day immediately preceding the Closing Date (hereinafter the "Valuation Date") using the valuation procedures as set forth in Calvert Institutional Prime Fund's prospectus.

(b) The net asset value per share of Calvert Institutional Prime Fund Shares for purposes of Section 2 of this Agreement shall be determined as of the close of business on the Valuation Date by Calvert Institutional Prime Fund's Controller using the same valuation procedures as set forth in Calvert Institutional Prime Fund's prospectus.

(c) A copy of the computation showing in reasonable detail the valuation of Summit Money Market Fund's net assets using the valuation procedures as set forth in Summit Money Market Fund's prospectus to be transferred to Calvert Institutional Prime Fund pursuant to Section 2 of this Agreement, certified by the Controller of Summit Money Market Fund, shall be furnished by Summit Money Market Fund to Calvert Institutional Prime Fund at the Closing. A copy of the computation showing in reasonable detail the determination of the net asset value per share of Calvert Institutional Prime Fund Shares pursuant to Section 2 of this Agreement, certified by the Controller of Calvert Institutional Prime Fund, shall be furnished by Calvert Institutional Prime Fund to Summit Money Market Fund at the Closing.

In the event that on the Valuation Date: (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Calvert Institutional Prime Fund or the Summit Money Market Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of Calvert Cash Reserves or Summit Mutual Funds, Inc., accurate appraisal of the value of the net assets of the Calvert Institutional Prime Fund or the Summit Money Market Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

The Summit Mutual Funds, Inc. and Calvert Cash Reserves agree to use commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Calvert Institutional Prime Fund and those determined in accordance with the pricing policies and procedures of the Summit Money Market Fund.

4. LIQUIDATION AND DISSOLUTION

(a) As soon as practicable after the Closing Date, Summit Money Market Fund will distribute pro rata to Summit Money Market Fund shareholders of record as of the close of business on the Closing Date the shares of Calvert Institutional Prime Fund received by Summit Money Market Fund pursuant to Section 2 (a) of this Agreement. Such liquidation and distribution will be accompanied by the establishment of shareholder accounts on the share records of Calvert Institutional Prime Fund in the names of each such shareholder of Summit Money Market Fund, representing the respective pro rata number of full shares and fractional interests in shares of Calvert Institutional Prime Fund due to each. No such shareholder accounts shall be established by Calvert Institutional Prime Fund or the transfer agent for Calvert Institutional Prime Fund except pursuant to written instructions from Summit Money Market Fund, and Summit Money Market Fund agrees to provide on the Closing Date instructions to transfer to a shareholder account for each former Summit Money Market Fund shareholder a pro rata share of the number of shares of Calvert Institutional Prime Fund received pursuant to Section 2(a) of this Agreement.

(b) Promptly after the distribution described in Section 4(a) above, appropriate notification will be mailed by Calvert Institutional Prime Fund or its transfer agent to each shareholder of Summit Money Market Fund receiving such distribution of shares of Calvert Institutional Prime Fund informing such shareholder of the number of such shares distributed to such shareholder and confirming the registration thereof in such shareholder's name.

(c) Share certificates representing holdings of shares of Calvert Institutional Prime Fund shall not be issued in connection with the Reorganization. Ownership of shares of Calvert Institutional Prime Fund will be shown on the books of Calvert Institutional Prime Fund's transfer agent.

(d) As promptly as is practicable after the liquidation of Summit Money Market Fund, and in no event later than 12 months from the date of this Agreement, Summit Money Market Fund shall be terminated pursuant to the provisions of the Plan and its By-laws and Declaration of Trust.

(e) Immediately after the Closing Date, the share transfer books of Summit Money Market Fund shall be closed and no transfer of shares shall thereafter be made on those books.

5. DECLARATION OF TRUST AND BY-LAWS

(a) Declaration of Trust. The Declaration of Trust of Calvert Cash Reserves, which governs its series, Calvert Institutional Prime Fund, in effect at the Effective Time of the Reorganization, shall continue to be the Declaration of Trust until amended as provided by law.

(b) By-laws. The By-laws of Calvert Cash Reserves, which govern its series, Calvert Institutional Prime Fund, in effect at the Effective Time of the Reorganization, shall continue to be the By-laws until the same shall thereafter be altered, amended, or repealed in accordance with Calvert Cash Reserves Articles of Incorporation or said By-laws.

6. REPRESENTATIONS AND WARRANTIES OF CALVERT INSTITUTIONAL PRIME FUND

(a) Organization, Existence, etc. Calvert Institutional Prime Fund is a duly organized series of Calvert Cash Reserves, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to carry on its business as it is now being conducted. Currently, Calvert Cash Reserves is not qualified to do business as a foreign corporation under the laws of any jurisdiction. Calvert Institutional Prime Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b) Registration as Investment Company. Calvert Cash Reserves, of which Calvert Institutional Prime Fund is a series, is registered under the Investment Company Act of 1940 (the "Act") as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c) Capitalization. Calvert Institutional Prime Fund has an unlimited number of shares of beneficial interest, no par value, of which as of March 31, 2008, 156,930,837 shares were outstanding, and no shares were held in the treasury of Calvert Institutional Prime Fund. All of the outstanding shares of Calvert Institutional Prime Fund have been duly authorized and are validly issued, fully paid, and non-assessable. Since Calvert Institutional Prime Fund is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization.

(d) Shares to be Issued Upon Reorganization. Calvert Institutional Prime Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable.

(e) Authority Relative to this Agreement. Calvert Cash Reserves has the power to enter into the Plan on behalf of its series, Calvert Institutional Prime Fund, and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Board of Trustees of Calvert Cash Reserves and no other proceedings by Calvert Cash Reserves are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. Calvert Institutional Prime Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the executing and carrying out of the Plan.

(f) Liabilities. There are no liabilities of Calvert Institutional Prime Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in Calvert Institutional Prime Fund Financial Statements for the period ended March 31, 2008 ("Calvert Institutional Prime Fund Financial Statements") and liabilities incurred in the ordinary course of business subsequent to March 31, 2008, or otherwise previously disclosed to Summit Money Market Fund, none of which has been materially adverse to the business, assets or results of operations of Calvert Institutional Prime Fund.

(g) Litigation. To the knowledge of Calvert Cash Reserves there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect Calvert Institutional Prime Fund or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h) Contracts. Except for contracts and agreements previously disclosed to Summit Money Market Fund under which no default exists, Calvert Cash Reserves on behalf of Calvert Institutional Prime Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i) Taxes. The federal income tax returns of Calvert Cash Reserves have been filed for all taxable years up to and including the taxable year ending on the Closing Date, and all taxes payable pursuant to such returns have been paid. Calvert Cash Reserves has qualified as a regulated investment company under the Internal Revenue Code with respect to each past taxable year of Calvert Cash Reserves since commencement of operations, and the taxable year ending on the Closing Date.

(j) Registration Statement. Calvert Institutional Prime Fund shall have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 ("Securities Act") relating to the shares of capital stock of Calvert Institutional Prime Fund issuable under this Agreement. At the time the Registration Statement becomes effective, the Registration Statement:

(i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Regulations"), and

(ii) will not contain an untrue statement of material fact or omit to state a material act required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1, and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by Calvert Institutional Prime Fund, as pertain to the Calvert Institutional Prime Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by Summit Money Market Fund for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in Section 7(k).

(k) Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

7. REPRESENTATIONS AND WARRANTIES OF SUMMIT MONEY MARKET FUND

(a) Organization, Existence, etc. Summit Money Market Fund is a duly organized series of Summit Mutual Funds, Inc., validly existing and in good standing under the laws of the State of Maryland, and has power to carry on its business as it is now being conducted. Currently, Summit Mutual Funds, Inc. is not qualified to do business as a foreign corporation under the laws of any jurisdiction. Summit Money Market Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on the business as now being conducted.

(b) Registration as Investment Company. Summit Mutual Funds, Inc., of which Summit Money Market Fund is a series, is registered under the Act as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c) Capitalization. Summit Money Market Fund has 200,000,000 shares of beneficial interest authorized, $0.10 par value, of which as of March 31, 2008, 159,610,595 shares were outstanding; and no shares were held in the treasury. All of the outstanding shares of Summit Money Market Fund have been duly authorized and are validly issued, fully paid, and non-assessable. Since Summit Money Market Fund is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of Summit Money Market Fund may change prior to the Effective Date of the Reorganization.

(d) Financial Statements. The audited financial statements of Summit Money Market Fund for the year ended September 30, 2007, to be delivered to Calvert Institutional Prime Fund, will fairly present the financial position of Summit Money Market Fund as of September 30, 2007, and the results of its operations and changes in net assets for the year then ended. The unaudited financial statements of Summit Money Market Fund for the period ended March 31, 2008 ("Summit Money Market Fund Financial Statements") fairly present the financial position of Summit Money Market Fund as of March 31, 2008, and the results of its operations and changes in net assets for the period then ended.

(e) Authority Relative to this Agreement. Summit Mutual Funds, Inc. has the power to enter into the Plan on behalf of its series, Summit Money Market Fund and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Board of Directors of Summit Money Market Fund and, except for approval by the holders of its capital stock, no other proceedings by Summit Mutual Funds, Inc. are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. Summit Money Market Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the executing and carrying out of the Plan.

(f) Liabilities. There are no liabilities of Summit Money Market Fund whether or not determined or determinable, other than liabilities disclosed or provided for in Summit Money Market Fund Financial Statements and liabilities incurred in the ordinary course of business subsequent to March 31, 2008, or otherwise previously disclosed to Calvert Institutional Prime Fund, none of which has been materially adverse to the business, assets, or results of operations of Summit Money Market Fund.

(g) Litigation. To the knowledge of Summit Mutual Funds, Inc., there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect Summit Money Market Fund or its respective assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h) Contracts. Except for contracts and agreements previously disclosed to Calvert Institutional Prime Fund under which no default exists, Summit Mutual Funds, Inc., on behalf of Summit Money Market Fund, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i) Taxes. The federal income tax returns of Summit Money Market Fund have been filed for all taxable years up to and including the taxable year ending on the Closing Date, and all taxes payable pursuant to such returns have been paid. Summit Money Market Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each past taxable year, and the taxable year ending on the Closing Date, of Summit Money Market Fund since commencement of operations.

(j) Portfolio Securities. All securities to be listed in the schedule of investments of Summit Money Market Fund as of the Effective Time of the Reorganization will be owned by Calvert Cash Reserves on behalf of Calvert Institutional Prime Fund free and clear of any liens, claims, charges, options, and encumbrances, except as indicated in the schedule. Except as so indicated, none of the securities is, or after the Reorganization as contemplated by this Agreement will be, subject to any legal or contractual restrictions on disposition (including restrictions as to the public offering or sale of the securities under the Securities Act), and all the securities are or will be readily marketable.

(k) Registration Statement. Summit Money Market Fund will cooperate with Calvert Institutional Prime Fund in connection with the Registration Statement referred to in Section 6(j) of this Agreement, and will furnish to Calvert Institutional Prime Fund the information relating to Summit Money Market Fund required by the Securities Act and its Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to Summit Money Market Fund:

(i) will comply in all material respects with the provisions of the Securities Act and the Regulations, and

(ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by Calvert Institutional Prime Fund, insofar as it relates to Summit Money Market Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by Summit Money Market Fund for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in this Section 7(k).

(l) Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

8. CONDITIONS TO OBLIGATIONS OF CALVERT INSTITUTIONAL PRIME FUND

The obligations of Calvert Institutional Prime Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a) Discharge of Liabilities. Summit Money Market Fund shall endeavor to have discharged all of its known liabilities and obligations prior to the Effective Time of the Reorganization.

(b) Representations, Warranties, and Agreements. As of the Effective Time of the Reorganization, Summit Money Market Fund shall have complied with each of its obligations under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of Summit Money Market Fund since March 31, 2008. As of the Effective Time of the Reorganization, Calvert Institutional Prime Fund shall have received a certificate from Summit Money Market Fund satisfactory in form and substance to Calvert Institutional Prime Fund indicating that they have met the terms stated in this Section.

(c) Regulatory Approval. All necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission, and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d) Tax Opinion. Calvert Institutional Prime Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to Calvert Institutional Prime Fund, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to Summit Money Market Fund and the shareholders of Summit Money Market Fund. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of Summit Money Market Fund in connection with the Reorganization, and on such other written representations as Summit Money Market Fund and Calvert Institutional Prime Fund, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, and while not entirely free from doubt, for federal income tax purposes:

(i) neither Summit Money Market Fund nor Calvert Institutional Prime Fund will recognize any gain or loss upon the transfer of the assets of Summit Money Market Fund to Calvert Institutional Prime Fund in exchange for Calvert Institutional Prime Fund Shares and upon the distribution (whether actual or constructive) of Calvert Institutional Prime Fund Shares to the shareholders of Summit Money Market Fund in exchange for their shares of capital stock of Summit Money Market Fund;

(ii) the shareholders of Summit Money Market Fund who receive Calvert Institutional Prime Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of Summit Money Market Fund for Calvert Institutional Prime Fund Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii) the basis of Calvert Institutional Prime Fund Shares received by Summit Money Market Fund's shareholders will be the same as the basis of the shares of capital stock of Summit Money Market Fund surrendered in the exchange, the holding period of Calvert Institutional Prime Fund shares received by each shareholder of Summit Money Market Fund will include the period during which the shares of Summit Money Market Fund exchanged therefor were held by such shareholder, provided the shares of Summit Money Market Fund were held as a capital asset on the date of the Reorganization; and

(iv) the basis of Summit Money Market Fund's assets acquired by Calvert Institutional Prime Fund will be the same as the basis of such assets to Summit Money Market Fund immediately prior to the Reorganization, and the holding period of the assets of Summit Money Market Fund in the hands of Calvert Institutional Prime Fund will include the period during which those assets were held by Summit Money Market Fund.

(e) Opinion of Counsel. Calvert Institutional Prime Fund shall have received the opinion of counsel for Summit Money Market Fund, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to Calvert Institutional Prime Fund, to the effect that:

(i) Summit Mutual Funds, Inc. is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the State of Maryland;

(ii) Summit Money Market Fund is in the Apex series of Summit Mutual Funds, Inc.; and

(iii) The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Directors of Summit Mutual Funds, Inc., and the Plan has been duly executed and delivered by Summit Mutual Funds, Inc. on behalf of Summit Money Market Fund and, assuming due authorization, execution, and delivery of the Plan by Calvert Cash Reserves, is a valid and binding obligation of Summit Mutual Funds, Inc. and its series, Summit Money Market Fund.

9. CONDITIONS TO OBLIGATIONS OF SUMMIT MONEY MARKET FUND

The obligations of Summit Money Market Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a) Shareholder Approval. The Plan shall have been approved by the affirmative vote of a majority of the outstanding voting securities of Summit Money Market Fund. This means that a majority of the outstanding voting securities of Summit Money Market Fund must be approved by the lesser of: (i) 67% of the shares of Summit Money Market Fund entitled to vote and present at a meeting if the holders of more than 50% of the outstanding shares entitled to vote are present in person or by proxy; or (ii) more than 50% of the outstanding shares of Summit Money Market Fund entitled to vote.

(b) Representations, Warranties and, Agreements. As of the Effective Time of the Reorganization, Calvert Institutional Prime Fund shall have complied with each of its responsibilities under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties, or assets of Calvert Institutional Prime Fund since March 31, 2008. As of the Effective Time of the Reorganization, Summit Money Market Fund shall have received a certificate from Calvert Institutional Prime Fund satisfactory in form and substance to Summit Money Market Fund indicating that it has met the terms stated in this Section.

(c) Regulatory Approval. The Registration Statement referred to in Section 6(j) shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission; and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d) Tax Opinion. Summit Money Market Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to Summit Money Market Fund, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to Calvert Institutional Prime Fund and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of Summit Money Market Fund in connection with the Reorganization, and on such other written representations as Summit Money Market Fund and Calvert Institutional Prime Fund, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, and while not entirely free from doubt, for federal income tax purposes:

(i) neither Summit Money Market Fund nor Calvert Institutional Prime Fund will recognize any gain or loss upon the transfer of the assets of Summit Money Market Fund to Calvert Institutional Prime Fund in exchange for Calvert Institutional Prime Fund Shares and upon the distribution (whether actual or constructive) of Calvert Institutional Prime Fund Shares to the shareholders of Summit Money Market Fund in exchange for their shares of capital stock of Summit Money Market Fund;

(ii) the shareholders of Summit Money Market Fund who receive Calvert Institutional Prime Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of Summit Money Market Fund for Calvert Institutional Prime Fund Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii) the basis of Calvert Institutional Prime Fund Shares received by Summit Money Market Fund's shareholders will be the same as the basis of the shares of capital stock of Summit Money Market Fund surrendered in the exchange, and the holding period of Calvert Institutional Prime Fund shares received by each shareholder of Summit Money Market Fund will include the period during which the shares of Summit Money Market Fund exchanged therefor were held by such shareholder, provided the shares of Summit Money Market Fund were held as a capital asset on the date of the Reorganization; and

(iv) the basis of Summit Money Market Fund assets acquired by Calvert Institutional Prime Fund will be the same as the basis of such assets to Summit Money Market Fund immediately prior to the Reorganization, and the holding period of the assets of Summit Money Market Fund in the hands of Calvert Institutional Prime Fund will include the period during which those assets were held by Summit Money Market Fund.

(e) Opinion of Counsel. Summit Money Market Fund shall have received the opinion of counsel for Calvert Institutional Prime Fund, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to Summit Money Market Fund, to the effect that:

(i) Calvert Cash Reserves is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;

(ii) Calvert Institutional Prime Fund is a series of Calvert Cash Reserves;

(iii) The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Trustees of Calvert Cash Reserves, and the Plan has been duly executed and delivered by Calvert Cash Reserves on behalf of Calvert Institutional Prime Fund and, assuming due authorization, execution, and delivery of the Plan by Summit Mutual Funds, Inc., is a valid and binding obligation of Calvert Cash Reserves and its series, Calvert Institutional Prime Fund;

(iv) Calvert Institutional Prime Fund shares to be issued pursuant to the Reorganization have been duly authorized and upon issuance thereof in accordance with the Plan will be validly issued, fully paid and non-assessable shares of beneficial interest of Calvert Institutional Prime Fund.

10. AMENDMENTS, TERMINATIONS, NON-SURVIVAL OF COVENANTS,

WARRANTIES AND REPRESENTATIONS

(a) The parties hereto may, by agreement in writing authorized by the Board of Trustees of each party, amend the Plan at any time before or after approval of the Plan by shareholders of Summit Money Market Fund, but after such approval, no amendment shall be made that substantially changes the terms of this Agreement.

(b) At any time prior to the Effective Time of the Reorganization, any of the parties may by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties made pursuant to this Agreement, and (ii) waive compliance with any of the covenants or conditions made for its benefit pursuant to this Agreement.

(c) Summit Money Market Fund may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to Calvert Institutional Prime Fund if: (i) a material condition to its performance under this Agreement or a material covenant of Calvert Institutional Prime Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by Calvert Institutional Prime Fund.

(d) Calvert Institutional Prime Fund may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to Summit Money Market Fund if: (i) a material condition to its performance under this Agreement or a material covenant of Summit Money Market Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by Summit Money Market Fund.

(e) The Plan may be terminated by either party at any time prior to the Effective Time of the Reorganization upon notice to the other party, whether before or after approval by the shareholders of Summit Money Market Fund, without liability on the part of either party hereto or its respective trustees, officers, or shareholders, and shall be terminated without liability as of the close of business on January 31, 2009, if the Effective Time of the Reorganization is not on or prior to such date.

(f) No representations, warranties, or covenants in or pursuant to the Plan shall survive the Reorganization.

11. EXPENSES

The expenses incurred by each Fund in connection with this Reorganization will be paid by Calvert Asset Management Company, Inc. and Summit Investment Partners, Inc.

12. GENERAL

This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Plan between the parties and may not be changed or terminated orally. The Plan may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each party and delivered to the parties hereto. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Nothing in the Plan, expressed or implied, is intended to confer upon any other person any rights or remedies by reason of the Plan.

IN WITNESS WHEREOF, Summit Money Market Fund and Calvert Institutional Prime Fund have caused the Plan to be executed on their behalf by their respective Chairman, President, or a Vice President, and their seals to be affixed hereto and attested by their respective Secretary or Assistant Secretary, all as of the day and year first above written, and to be delivered as required.
SUMMIT MUTUAL FUNDS, INC. on behalf of Money Market Fund

Attest:
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By: John F. Labmeier	By: /s/ Thomas G. Knipper Name: Thomas G. Knipper Title: Vice President, Controller & CCO

CALVERT CASH RESERVES on behalf of Institutional Prime Fund

By: Ivy Wafford Duke	By: /s/ William M. Tartikoff Name: William M. Tartikoff Title: Vice President and Secretary

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